Exhibit 99.1

Monotype Reschedules Third Quarter 2014 Financial Results Release and Conference Call to Friday, Oct. 31 at 10:30 a.m. EDT

WOBURN, Mass.--(BUSINESS WIRE)--October 31, 2014--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced that it has rescheduled its conference call to discuss the third quarter 2014 financial results ended Sept. 30, 2014 to Friday, Oct. 31, 2014 to 10:30 a.m. EDT. The rescheduling is due to technical audio difficulties from the conference call vendor, experienced during the originally scheduled call.

Individuals who are interested in listening to the audio webcast should log on to the “Investors” portion of the “About Us” section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 888-466-4414 (domestic) or 719-785-1758 (international) using passcode 870939. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2014 Monotype Imaging Holdings Inc. All rights reserved.

CONTACT:
Investor Relations contact:
Monotype Imaging Holdings Inc.
Chris Brooks. 781-970-6120
ir@monotype,com